QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Amendment No. 4 to Registration Statement No. 333-122751 of our report dated March 31, 2005 (August 2, 2005 as to the second paragraph of Note 2) (which report expresses an unqualified opinion and includes explanatory paragraphs related to the acquisition of the Predecessor and the related accounting in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, and the restatement discussed in Note 18), relating to the financial statements of Reddy Ice Holdings, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas
August 4, 2005

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm